[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

May 23, 2018

The Gabelli Global Utility & Income Trust

One Corporate Center

Rye, New York 10580-1422

RE:	The Gabelli Global Utility & Income Trust

Shelf Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as special counsel to The Gabelli Global Utility & Income Trust, a Delaware statutory trust (the “Company”), in connection with the Registration Statement on Form N-2 filed by the Company with the Securities and Exchange Commission (the “Commission”) on March 14, 2018, under the Securities Act of 1933, as amended (the “Securities Act”), as amended by pre-effective Amendment No. 1 to the Registration Statement to be filed by the Company on the date hereof (as amended, the “Registration Statement”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of (i) common shares of the Company, par value $0.001 per share (the “Common Shares”); (ii) preferred shares of the Company, par value $0.001 per share (the “Preferred Shares”), which may be issued in one or more series; (iii) notes of the Company (the “Notes”), which may be issued in one or more series under an indenture (the “Indenture”) proposed to be entered into by the Company and the trustee to be named therein, the form of which is filed as an exhibit to the Registration Statement; and (iv) subscription rights to purchase Common Shares and/or Preferred Shares (the “Subscription Rights”) which may be issued under one or more subscription rights certificates (each, a “Subscription Rights Certificate”) and/or pursuant to one or more subscription rights agreements (each, a “Subscription Rights Agreement”) proposed to be entered into by the Company and one or more subscription agents to be named therein. The Common Shares, Preferred Shares, Notes and Subscription Rights offered pursuant to the Registration Statement are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of sub paragraph (l) of item 25.2 of part C of Form N-2.

The Gabelli Global Utility & Income Trust

May 23, 2018

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the Registration Statement;

(b) the form of Indenture filed as an exhibit to the Registration Statement;

(c) an executed copy of a certificate of Andrea R. Mango, Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(d) a copy of the Company’s Certificate of Trust, as amended by the Certificate of Amendment to the Certificate of Trust, dated September 12, 2007 (collectively, the “Certificate of Trust”), each certified by the Secretary of State of the State of Delaware as of May [    ], 2018, and each certified pursuant to the Secretary’s Certificate;

(e) a copy of the Second Amended and Restated Agreement and Declaration of Trust of the Company, by and between the Trustees and the holders of shares of beneficial interest issued thereunder, dated as of February 16, 2011, certified pursuant to the Secretary’s Certificate (collectively, the “Charter”);

(f) a copy of the Company’s Amended and Restated By-Laws, as amended and in effect as of the date hereof, certified pursuant to the Secretary’s Certificate (the “By-Laws”); and

(g) a copy of certain resolutions of the Board of Trustees of the Company, adopted on February 22, 2018, certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.

As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the Delaware Statutory Trust Act (the “DSTA”) and (ii) the laws of the State of New York (all of the foregoing being referred to as “Opined-on Law”).

The Gabelli Global Utility & Income Trust

May 23, 2018

As used herein, “Transaction Agreements” means the Indenture and the supplemental indentures and officer’s certificates establishing the terms of the Notes pursuant thereto, the Subscription Rights Agreements and any applicable underwriting or purchase agreement.

The opinions stated in paragraphs 1 through 4 below presume that all of the following (collectively, the “general conditions”) shall have occurred prior to the issuance of the Securities referred to therein:

(i) the Registration Statement, as finally amended (including all necessary pre-effective and post-effective amendments), has become effective under the Securities Act;

(ii) an appropriate prospectus supplement or term sheet with respect to such Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations;

(iii) the applicable Transaction Agreements shall have been duly authorized, executed and delivered by the Company and the other parties thereto, including, if such Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, an “at the market” offering or other offering with underwriters or agents, the underwriting, sales agent or other agreement or purchase agreement with respect thereto;

(iv) the Board of Trustees of the Company, including any duly authorized committee thereof, shall have taken all necessary statutory trust action to approve the issuance and sale of such Securities and related matters and appropriate officers of the Company have taken all related action as directed by or under the direction of the Board of Trustees of the Company; and

(v) the terms of the applicable Transaction Agreements and the issuance and sale of such Securities have been duly established in conformity with the Company’s Certificate of Trust, the Charter and the By-Laws so as not to violate any applicable law, the Company’s Certificate of Trust, the Charter or the By-Laws, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1. With respect to any Common Shares offered by the Company (the “Offered Common Shares”), when (a) the general conditions shall have been satisfied, (b) if the Offered Common Shares are to be certificated, certificates in the form required under the Charter and By-Laws representing the Common Shares are duly executed and countersigned and (c) the Offered Common Shares are registered in the share record books of the Company and delivered upon payment of the agreed-upon consideration therefor, the Offered Common Shares, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement, will be duly authorized by all requisite statutory trust action on the part of the Company under the DSTA and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.001 per Common Share, except for the obligation of any holders of Common Shares to repay any funds wrongly distributed to them.

The Gabelli Global Utility & Income Trust

May 23, 2018

2. With respect to any shares of any series of Preferred Shares offered by the Company (the “Offered Preferred Shares”), when (a) the general conditions shall have been satisfied, (b) the Board of Trustees of the Company, or a duly authorized committee thereof, has duly adopted a Statement of Preferences for the Offered Preferred Shares in accordance with the DSTA, the Charter and the By-Laws, (c) if the Offered Preferred Shares are to be certificated, certificates in the form required under the Charter and By-Laws representing the Offered Preferred Shares are duly executed and countersigned and (d) the Offered Preferred Shares are registered in the share record books of the Company and delivered upon payment of the agreed-upon consideration therefor, the Offered Preferred Shares, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement, will be duly authorized by all requisite statutory trust action on the part of the Company under the DSTA and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.001 per Preferred Share, except for the obligation of any holders of Preferred Shares to repay any funds wrongly distributed to them.

3. With respect to any series of Notes offered by the Company (the “Offered Notes”), when (a) the general conditions shall have been satisfied, (b) the Indenture has been qualified under the Trust Indenture Act of 1939; (c) the issuance, sale and terms of the Offered Notes and related matters have been approved and established in conformity with the applicable Transaction Agreements and (d) the Offered Notes have been issued in a form that complies with the provisions of the applicable Transaction Agreements and have been duly executed and authenticated in accordance with the provisions of the Indenture and any other applicable Transaction Agreements and issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement upon payment of the agreed-upon consideration therefor, the Offered Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

4. With respect to any Subscription Rights offered by the Company (the “Offered Subscription Rights”), when (a) the general conditions shall have been satisfied, (b) the Common Shares and/or Preferred Shares relating to such Offered Subscription Rights have been duly authorized for issuance by the Company and (c) the Subscription Rights Certificates have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Subscription Rights Agreement, the Offered Subscription Rights, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

The Gabelli Global Utility & Income Trust

May 23, 2018

The opinions stated herein are subject to the following qualifications:

(a) the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c) except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(d) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations;

(e) we do not express any opinion with respect to the enforceability of any provision of any Transaction Agreement to the extent that such section purports to bind the Company to the exclusive jurisdiction of any particular federal court or courts;

(f) we call to your attention that irrespective of the agreement of the parties to any Transaction Agreement, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Agreement;

(g) we have assumed that any agent of service will have accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent such agent shall resign such appointment; further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process;

(h) we have assumed that the choice of New York law to govern the Indenture and any supplemental indenture thereto is a valid and legal provision;

(i) we have assumed that the laws of the State of New York will be chosen to govern any Subscription Rights Agreements and that such choice is and will be a valid and legal provision; and

The Gabelli Global Utility & Income Trust

May 23, 2018

(j) we have assumed that the Indenture will be duly authorized, executed and delivered by the trustee in substantially the form reviewed by us, and that any Notes and Subscription Rights that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of any trustee and subscription agent, as the case may be.

In addition, in rendering the foregoing opinions we have assumed that:

(a) the Certificate of Trust, the Charter and the Bylaws are the only governing instruments, as defined under the DSTA, of the Company; further, we have assumed that the Company has, and since the time of its formation has had, at least one validly admitted and existing trustee of the Company and (i) no procedures have been instituted for, and no other event has occurred, including, without limitation, any action taken by the Company or its Board of Trustees that would result in, the liquidation, dissolution or winding-up of the Company, (ii) no event has occurred that has adversely affected the good standing of the Company under the laws of its jurisdiction of formation, and the Company has taken all actions required by the laws of its jurisdiction of formation to maintain such good standing, and (iii) no grounds exist for the revocation or forfeiture of the Company’s Certificate of Trust;

(b) neither the execution and delivery by the Company of the Transaction Agreements to which the Company is a party nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Securities: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (ii) contravened or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined-on Law); and

(c) neither the execution and delivery by the Company of the Transaction Agreements to which the Company is a party nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

The Gabelli Global Utility & Income Trust

May 23, 2018

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP
Skadden, Arps, Slate, Meagher & Flom LLP

T.A.D.